Exhibit 99.1

Semper Paratus Acquisition Corporation Regains Compliance with Certain Nasdaq Listing Requirement

New York, September 29, 2023 – Semper Paratus Acquisition Corporation (Nasdaq: LGST, the “Company”) announced today that it received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) confirming that the Company had regained compliance with Nasdaq Listing Rule 5450(b)(2)(A), which requires the Company to maintain a Market Value of Listed Securities (“MVLS”) of $50,000,000 for the continued listing of its securities on The Nasdaq Global Market (the “MVLS Rule”).

As previously disclosed, the Company was notified by the Listing Qualifications Department of Nasdaq that it did not comply with the MVLS Rule. The Company has maintained a MVLS of greater than $50,000,000 for the last ten consecutive business days, from September 14 to September 27, 2023. Accordingly, on September 28, 2023, the Listing Qualifications Department of Nasdaq determined that the Company regained compliance with the MVLS Rule.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause future events to differ materially from those in the forward-looking statements, many of which are outside of the Company’s control. These factors include, but are not limited to, a variety of risk factors affecting the Company’s business and prospects, see the section titled “Risk Factors” in the Company’s Prospectus filed with the SEC on November 5, 2021 and subsequent reports filed with the SEC, as amended from time to time. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

suren@semperparatusspac.com